Exhibit 5.1

Majestic Ideal Holdings Ltd 威美控股有限公司	D +852 3656 6054/ +852 3656 6061
E nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/AGC/501044.00001

14 April 2025

Dear Sirs

Majestic Ideal Holdings Ltd 威美控股有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act). The Registration Statement relates to the offering (the Offering) of 2,500,000 ordinary shares of a par value of US$0.0000625 each of the Company (the Ordinary Shares), plus an option to issue up to an additional 375,000 Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the representatives of the underwriters (collectively, the IPO Shares). In addition, there will be a resale by certain selling shareholders of the Company as stated in the Registration Statement (collectively, the Resale Shareholders) of up to 1,700,000 Ordinary Shares which are presently issued and outstanding (the Resale Shares).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 3 November 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum of association of the Company filed with the Registrar on 3 November 2021 and as amended by the Shareholders’ Resolutions dated 3 July 2023 (as defined below) (the Memorandum);

(c)	the articles of association of the Company filed with the Registrar on 3 November 2021 (the Articles);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li** Rachel Huang** Yuki Yan** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(d)	a certificate of good standing dated 16 January 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the register of directors and officers of the Company as at 15 January 2025 (the ROD);

(f)	the register of members of the Company as at 15 January 2025 (the ROM, and together with the ROD, the Registers);

(g)	a draft copy of the underwriting agreement between the Company and Craft Capital Management, LLC and WestPark Capital, Inc. as exhibited to the Registration Statement (the Underwriting Agreement);

(h)	a certificate from a director of the Company dated 14 April 2025 as to certain matters of facts (the Director’s Certificate);

(i)	a copy of the unanimous written resolutions of the directors of the Company dated 3 November 2021, 25 January 2022, 26 April 2023, 18 September 2023, 10 November 2023, 14 November 2023, 18 June 2024, 4 October 2024, 19 January 2025 and 14 April 2025 approving, among other things, the Company’s filing of the Registration Statement and issuance of the IPO Shares and the Resale Shares (the Board Resolutions);

(j)	a copy of the written resolutions of all the members of the Company passed on 3 July 2023 approving a share subdivision and the amendment to the then effective memorandum of association of the Company (the Shareholders’ Resolutions); and

(k)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of IPO Shares to be issued by the Company would not exceed the Company’s authorised share capital and the consideration payable for each IPO Share shall be no less than the par value of US$0.0000625 each;

(i)	the Company will duly execute and deliver the underwriting agreement in the draft form as exhibited to the Registration Statement in accordance with the Board Resolutions; and

(j)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and was in good standing with the Registrar as at 16 January 2025.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided 800,000,000 Ordinary Shares of a par value of US$0.0000625 each.

Valid Issuance of IPO Shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the Board Resolutions and once consideration is paid in full for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective name.

(d)	The Resale Shares being proposed for resale by the Resale Shareholders have been validly issued, fully paid and non-assessable.

Registration Statement – Taxation

(e)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as at 16 January 2025 the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” and “Enforceability of Civil Liabilities” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares and the resale of the Resale Shares while the Registration Statement is effective.

Yours faithfully

Ogier